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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Watson Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of TheraTech, Inc. for the years ended December 31, 1998 and 1997, included in Watson Pharmaceuticals Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



/s/  ERNST & YOUNG LLP

Salt Lake City, Utah
July 26, 2000